FIRST AMENDMENT TO SUBORDINATED PROMISSORY NOTE AND STOCK PURCHASE WARRANT

This First Amendment to the Subordinated Promissory Note and Stock Purchase Warrant with ___________ as Holder and Smarte Solutions, Inc. as Company, dated as of August __, 2004 (the “Amendment”), is entered into between Smarte Solutions, Inc., a Delaware Corporation (the “Company”), and ________________ (“Holder”).

WHEREAS, the Holder has provided that certain loan to the Company in an amount determined and as in accordance with the Subordinated Promissory Note (the “Note”) and in connection with the Note, the Company has issued to Holder a Stock Purchase Warrant (the “Warrant”); and

WHEREAS, the Holder and the Company desire to amend certain provisions contained in the Note and the Warrant;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Subordinated Promissory Note in the manner set forth below:

1.

In the first paragraph in the Note, the reference to “5% of the principal amount in Warrants” is hereby amended in its entirety to read as follows:

“7% of the principal amount in Warrants.”

2.

Section 3 of the Note is hereby amended in its entirety to read as follows:

Section 3

Use of Proceeds.  The proceeds of this Note shall be used for general working capital purposes and for repayment of; (i) an outstanding Promissory Note in the amount of $175,000 to an officer in the Company, and (ii) an outstanding Promissory Note in the amount of $100,000 to a current Shareholder of the Company.

3.

The First Paragraph of the Warrant, after the defined term “Common Stock” the following language is added:

“as determined by taking seven (7%) of the principal amount of that certain Subordinated Promissory Note, dated as of even date herewith, by and between the Holder and the Company (the “Note”) divided by the Exercise Price (as defined in Section 1.1 below).”

4.

The Second Paragraph of the Warrant, beginning in the first sentence starting at subsection (ii) is amended in its entirety as follows:

“(ii) twelve (12) months following the consummation of a best efforts commitment, underwritten public offering”

5.

Section 1.1 of the Warrant is hereby amended in its entirety to read as follows:

Section 1.1  Exercise; Vesting.  Subject to adjustment as hereinafter provided, the rights represented by this Warrant are exercisable on and after the earlier of (i) twelve (12) months following the date of the Public Offering or (ii)  until the Expiration Date (the “Exercise Date”), at a price (the “Exercise Price”) per share equal to $0.50.  The Exercise Price shall be payable in cash, or by certified or official bank check.  This Warrant is fully vested.

6.

The parties agree that all other provisions contained in the Note and the Warrant remain in full force and effect and nothing contained in this First Amendment is intended to, nor does it amend or alter those other provisions in any way.

IN WITNESS WHEREOF, this First Amendment to the Subordinated Promissory Note and Stock Purchase Warrant is signed by the parties effective as of the date first above written.

HOLDER:

______________

SMARTE SOLUTIONS, INC.,

By: /s/ BALA VISHWANATH

Bala Vishwanath, CEO

SCHEDULE OF  NOTE HOLDERS WHO HAVE EXECUTED THE FIRST AMENDMENT TO SUBORDINATED PROMISSORY NOTE AND STOCK PURCHASE WARRANT

Name	Date	Amount	Warrants	Warrant Exp	Warrant Value
Scott McAllister	6/28/04	$75,000.00	10500	6/28/05	$5,250.00
Jerry D. Simmons	6/28/04	$50,000.00	7000	6/28/05	$3,500.00
Randy Weiss	6/29/04	$150,000.00	21000	6/29/05	$10,500.00
Shelly & Shane Phillips	6/30/04	$25,000.00	3500	6/30/05	$1,750.00
Alice & Don Frenk	6/30/04	$27,000.00	3780	6/30/05	$1,890.00
John B. Hall	6/30/04	$25,000.00	3500	6/30/05	$1,750.00
Michael J. Blackwell	7/6/04	$50,000.00	7000	7/6/05	$3,500.00
Gregory Brown	7/7/04	$30,000.00	4200	7/7/05	$2,100.00
Agincourt, LLC	7/7/04	$100,000.00	14000	7/7/05	$7,000.00
Renata I. Krajnik	7/7/04	$10,000.00	1400	7/7/05	$700.00
Tracy Sharp	7/7/04	$40,000.00	5600	7/7/05	$2,800.00
Charles M. Gray	7/8/04	$50,000.00	7000	7/8/05	$3,500.00
Peter John Bagnall	7/8/04	$25,000.00	3500	7/8/05	$1,750.00
Azar Computer	7/9/04	$25,000.00	3500	7/9/05	$1,750.00
Thomas G. Reagan	7/9/04	$50,000.00	7000	7/9/05	$3,500.00
Judith Eifert Beck	7/9/04	$25,000.00	3500	7/9/05	$1,750.00
Richard Gift	7/9/04	$25,000.00	3500	7/9/05	$1,750.00
Greg Sparks	7/9/04	$75,000.00	10500	7/9/05	$5,250.00
Paul Foreman	7/14/04	$100,000.00	14000	7/14/05	$7,000.00
Ron Bowling	7/16/04	$50,000.00	7000	7/16/05	$3,500.00
Sherry Ellenbogen	7/19/04	$50,000.00	7000	7/19/05	$3,500.00
Mary Ann Thompson Frenk F Trust	7/21/04	$500,000.00	70000	7/21/05	$35,000.00
Carl Kleimann	7/22/04	$10,000.00	1400	7/22/05	$700.00
Odyssey Marketing Group	7/22/04	$50,000.00	7000	7/22/05	$3,500.00
Dorchie Ferrell	7/22/04	$50,000.00	7000	7/22/05	$3,500.00
Wayne Parkman	7/27/04	$75,000.00	10500	7/27/05	$5,250.00
Sue Hardy	7/27/04	$25,000.00	3500	7/27/05	$1,750.00
Sequel Properties	7/28/04	$100,000.00	14000	7/28/05	$7,000.00
Gregory Wolski	7/29/04	$10,000.00	1400	7/29/05	$700.00
Ali Gallagher	8/3/04	$100,000.00	14000	8/3/05	$7,000.00
Celia Martin	8/3/04	$20,000.00	2800	8/3/05	$1,400.00
Richard L. Hunter, Jr	8/3/04	$50,000.00	7000	8/3/05	$3,500.00
Michael & Kimberly Kline	8/5/04	$25,000.00	3500	8/5/05	$1,750.00
Michael Mcauliffe	8/5/04	$38,822.29	5436	8/5/05	$2,718.00
Chanan Seneewongs	8/6/04	$25,000.00	3500	8/6/05	$1,750.00
Vicki Frenk	8/9/04	$10,000.00	1400	8/9/05	$700.00
William & Elizabeth Race	8/11/04	$25,000.00	3500	8/11/05	$1,750.00
Kevin McAuliffe	8/13/04	$24,684.80	3456	8/13/05	$1,728.00
Timothy Glass	8/13/04	$15,000.00	2100	8/13/05	$1,050.00
M. Marcus Malinak	8/17/04	$19,343.05	2709	8/17/05	$1,354.50
Eric Sutherland	8/19/04	$25,000.00	3500	8/19/05	$1,750.00
Michael Craddock	8/20/04	$50,000.00	7000	8/20/05	$3,500.00
Bob Allison	8/23/04	$100,000.00	14000	8/23/05	$7,000.00
Manuel Coats	8/24/04	$25,000.00	3500	8/24/05	$1,750.00
TOTAL		$2,429,850.14	340181		$170,090.50